Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS

301 Carlson Parkway ■ Suite 400 ■ Minnetonka, MN 55305 ■ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS THIRD QUARTER RESULTS

MINNETONKA, November 6 — Michael Foods, Inc. today reported financial results for the quarterly period ended September 30, 2006. Net earnings for the three months ended September 30, 2006 were $3.9 million, compared to $9.3 million in the 2005 period, a decrease of 58%. Net sales for the three months ended September 30, 2006 were $308.9 million, compared to $309.2 million in the 2005 period, a decrease of 0.1%. Net earnings for the nine months ended September 30, 2006 were $14.6 million, compared to $24.4 million in the 2005 period, a decrease of 40%. Net sales for each of the nine months ended September 30, 2006 and 2005 were $915.2 million. The 2006 periods include, within selling, general and administrative expenses, one-time costs related to the untimely death of our President and Chief Operating Officer in late August of 2006. These costs of approximately $3.0 million consisted of payments to his estate, per his employment agreement, and stock option compensation expense with respect to the fair market value of the vested stock options held by the estate.

Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined in our credit facility) for the three months ended September 30, 2006 were $47.7 million, compared to $46.1 million in the 2005 period, an increase of 3.5%. EBITDA for the nine months ended September 30, 2006 was $130.1 million, compared to $130.9 million in the 2005 period, a decrease of 1%. We use EBITDA as a measurement of our financial results because we believe it is indicative of the relative strength of our operating performance, it is used to determine incentive compensation levels and it is a key measurement contained in the financial covenants of our senior indebtedness.

Commenting on the results, Chairman, Chief Executive Officer and President Gregg A. Ostrander said, “Our third quarter EBITDA growth resulted from strong operations from our Refrigerated Distribution and Potato Products divisions. Improved volumes and margins in our core branded cheese business paced a 21% third quarter EBITDA gain for the Refrigerated Distribution Division, while volume gains and operating efficiencies drove a 25% EBITDA increase year-over-year for Potato Products. We had less robust third quarter results from the Egg Products Division, with sales and EBITDA each down slightly. While losses from food ingredient egg product sales diminished somewhat, pricing pressures in some of our higher value-added egg products lines pressured margins overall for the Egg Products Division.”

Ostrander further commented, “We continue to face challenges in our Egg Products Division. Spreads between product input costs and selling prices for items such as frozen and dried egg products have improved somewhat in recent months, but remain well below historical levels. Also, pricing is weaker than we have seen historically in low/no cholesterol egg products due to more competitive activity. We have an intense focus across the Company on growing our volumes and reducing costs to combat these pressures. Our cash flows remain strong and free cash flow continues to rise. To fill the void left by J. D.

Clarkson’s death in August, we have started a search to hire a new President and Chief Operating Officer. We expect to fill that position by mid-2007.”

Segment data follows (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate & Eliminations	Total
Quarter ended Sept. 30, 2006:
External net sales	$216,566	$63,214	$29,160	N/A	$308,940
Net earnings	8,870	2,827	3,302	(11,097)	3,902
EBITDA*	36,284	5,595	6,626	(816)	47,689
Quarter ended Sept. 30, 2005:
External net sales	$218,524	$66,078	$24,552	N/A	$309,154
Net earnings	12,607	2,071	2,230	(7,620)	9,288
EBITDA*	37,123	4,607	5,298	(963)	46,065

Nine months ended Sept. 30, 2006:
External net sales	$637,136	$196,100	$82,008	N/A	$915,244
Net earnings	26,947	7,566	8,049	(27,998)	14,564
EBITDA*	101,051	15,595	17,280	(3,872)	130,054
Nine months ended Sept. 30, 2005:
External net sales	$645,609	$196,986	$72,648	N/A	$915,243
Net earnings	34,670	6,330	6,647	(23,284)	24,363
EBITDA*	105,633	13,988	15,817	(4,505)	130,933

*	as defined in our senior credit facility.

We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles our net earnings to EBITDA for the three months ended September 30, 2006 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$8,870	$2,827	$3,302	$(11,097)	$3,902
Interest expense, excluding amortization of debt issuance costs	95	—	—	13,376	13,471
Amortization of debt issuance costs	—	—	—	380	380
Income tax expense (benefit)	5,833	1,500	1,740	(5,842)	3,231
Depreciation and amortization	16,224	1,159	1,477	4	18,864
Equity sponsor management fee	—	—	—	446	446
Industrial revenue bonds related expenses	249	—	—	—	249
Other	3,814	109	107	1,917	5,947

	35,085	5,595	6,626	(816)	46,490
Minus:
Unrealized losses on swap contracts	(1,199)	—	—	—	(1,199)

EBITDA (as defined in our senior credit facility)	$36,284	$5,595	$6,626	$(816)	$47,689

The following table reconciles our net earnings to EBITDA for the three months ended September 30, 2005 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$12,607	$2,071	$2,230	$(7,620)	$9,288
Interest expense, excluding amortization of debt issuance costs	87	—	—	11,079	11,166
Amortization of debt issuance costs	—	—	—	516	516
Income tax expense (benefit)	6,801	1,230	1,340	(3,802)	5,569
Depreciation and amortization	14,854	1,166	1,595	1	17,616
Equity sponsor management fee	—	—	—	444	444
Industrial revenue bonds related expenses	241	—	—	—	241
Other	2,027	140	133	(1,581)	719

	36,617	4,607	5,298	(963)	45,559
Minus:
Unrealized losses on swap contracts	(506)	—	—	—	(506)

EBITDA (as defined in our senior credit facility)	$37,123	$4,607	$5,298	$(963)	$46,065

The following table reconciles our net earnings to EBITDA for the nine months ended September 30, 2006 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$26,947	$7,566	$8,049	$(27,998)	$14,564
Interest expense, excluding amortization of debt issuance costs	292	—	—	37,931	38,223
Amortization of debt issuance costs	—	—	—	1,142	1,142
Income tax expense (benefit)	15,789	4,170	4,420	(15,279)	9,100
Depreciation and amortization	48,647	3,473	4,435	7	56,562
Equity sponsor management fee	—	—	—	1,370	1,370
Industrial revenue bonds related expenses	746	—	—	—	746
Other	7,067	386	376	(1,045)	6,784

	99,488	15,595	17,280	(3,872)	128,491
Minus:
Unrealized losses on swap contracts	(1,563)	—	—	—	(1,563)

EBITDA (as defined in our senior credit facility)	$101,051	$15,595	$17,280	$(3,872)	$130,054

The following table reconciles our net earnings to EBITDA for the nine months ended September 30, 2005 (unaudited, in thousands):

	Egg Products	Refrigerated Distribution	Potato Products	Corporate	Total
Net earnings (loss)	$34,670	$6,330	$6,647	$(23,284)	$24,363
Interest expense, excluding amortization of debt issuance costs	279	—	—	33,325	33,604
Amortization of debt issuance costs	—	—	—	1,548	1,548
Income tax expense (benefit)	19,666	3,800	3,990	(12,846)	14,610
Depreciation and amortization	44,483	3,442	4,783	3	52,711
Equity sponsor management fee	—	—	—	1,551	1,551
Industrial revenue bonds related expenses	721	—	—	—	721
Other	6,101	416	397	(4,802)	2,112

	105,920	13,988	15,817	(4,505)	131,220
Minus:
Unrealized gains on swap contracts	287	—	—	—	287

EBITDA (as defined in our senior credit facility)	$105,633	$13,988	$15,817	$(4,505)	$130,933

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products, and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company, and Northern Star Co.

Consolidated statements of earnings follow:

Michael Foods, Inc.

Consolidated Statements of Earnings

(Unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Net sales	$308,940	$309,154	$915,244	$915,243
Cost of sales	250,286	249,923	745,990	739,981

Gross profit	58,654	59,231	169,254	175,262
Selling, general & administrative	35,239	32,816	103,928	100,428

Operating profit	23,415	26,415	65,326	74,834
Interest expense, net	13,685	11,535	38,949	35,150

Earnings before income taxes and equity in losses of unconsolidated subsidiary	9,730	14,880	26,377	39,684
Income tax expense	3,231	5,569	9,100	14,610

Earnings before equity in losses of unconsolidated subsidiary	6,499	9,311	17,277	25,074
Equity in losses of unconsolidated subsidiary	2,597	23	2,713	711

NET EARNINGS	$3,902	$9,288	$14,564	$24,363

Selected Balance Sheet Information (unaudited):	September 30, 2006	December 31, 2005
Cash and equivalents	$45,078	$42,179

Accrued interest	5,516	2,632

Total debt, including current maturities	707,720	709,723

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Risks and uncertainties also include how the Company’s cash management activities, and those of its customers and suppliers, along with the Company’s growth plans, affect working capital components. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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11-06-06